February 15, 2009
Private Label Agreement

Prepared For:

Christian Stanley, Inc.
12100 Wilshire Blvd., Suite 800
Los Angeles, CA 90025

http://www.ChristianStanley.com

Prepared By:

CHRISTIAN STANLEY, INC.
1150 Silverado Street, Suite # 207
La Jolla CA, 92037
(PH) 310-806-9440
(FX) 800-554-8692
http://www.ChristianStanley.com

Contact: Noam Weiss & Adam Lippman

AGREEMENT

           Non-Circumvention, Non- Disclosure, And Confidentiality

THIS PRIVATE LABEL AGREEMENT entered into this  15th Day of February 2009, is for the Professional Association and arrangement of Non-Circumvention, Non-Disclosure, and Confidentiality between Settlement Benefits Association, a life settlement broker with address at 3900 Woodlake Blvd., Suite 301, Greenacres, FL 33463 and CHRISTIAN STANLEY, INC. (“CS”), a C-Corporation Organized and existing under the Laws of the State of California, 1150 Silverado St. Suite # 207, La Jolla, CA 92037, hereinafter, called “The Parties”

The Parties with this agree to respect the integrity and tangible value of this AGREEMENT between them.

Term
THIS AGREEMENT is a guarantee and will remain in effect for (5) years. The Parties mutually reserve the right to dissolve this AGREEMENT at any given notice. Notice will be provided in writing via fax, mail, or email by the Parties.

Life Settlement Transactions
Christian Stanley, Inc. and/or Daniel Powell shall remain non-exclusive to SBA. Christian Stanley, Inc. and/or Daniel Powell agrees to send SBA life settlement cases, leads, contacts, applications, and any other information pertaining life settlements, viatical settlements, planned giving, or the secondary market for life insurance policies, for processing and the faciliatation of obtaining a life settlement or viatical settlement offer. Christian Stanley, Inc. will use its own name brand to conduct its marketing, advertising, and public relations campaigns related to life settlement transactions.

Non-Circumvention
Because of THIS AGREEMENT, the Parties involved in this transaction have been introduced and additionally may learn from one another, or from principals, the names and telephone numbers of investors, borrowers, lenders, agents, brokers, banks, lending corporations, individuals and/or trusts, or buyers and sellers hereinafter calls “contacts.” The Parties acknowledge, accept and agree that the identities of the contacts will be recognized by the other Party as exclusive and valuable contacts of the introducing Party and will remain so for the duration of this AGREEMENT. Circumvention includes, but is not limited to, pursuing any material Professional Association with investors, borrowers, lenders, agents, brokers, banks, lending corporations, individuals, and/or trusts, or buyers and sellers produced by the introducing party.

In the case of circumvention, the Parties agree and guarantee that they will pay the legal monetary penalty that is equal to the commission or fee the circumvented Party should have realized in such transaction by the person(s) engaged on the circumvention for each occurrence. If either party commences legal proceedings to interpret or enforce the terms of THIS AGREEMENT, prevailing Party will be entitled to recover court costs and reasonable attorneys fees.

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Non-Disclosure
The Parties agree not to disclose, reveal or make use of any information during discussion or observation regarding methods, concepts, ideas, products/services, or proposed new products or services, nor to do business with any of the revealed contacts without the written consent of the introducing party or parties.

Confidentiality
The Parties agree to keep confidential the names of any contacts introduced or revealed to the other party, and that their firm, company, associates, corporations, joint ventures, partnerships, divisions, subsidiaries, employees, agents, heirs, assigns, designees, or consultants will not contact, deal with, negotiate or participate in any transaction with any of the contacts without first entering into a written agreement with the Party who provided such contact unless the Party gives prior written permission. Such confidentiality will include any names, addresses, telephone, telex, facsimile numbers, email addresses, and/or other pertinent information disclosed or revealed to either Party.

Governing Law: Venue
The Parties will construe THIS AGREEMENT in accordance with the laws of the State of California and the County of San Diego. If any provision(s) of this Agreement is found to be void by any court of competent jurisdiction, the remaining provisions will remain in force and effect.

Entire Agreement
THIS AGREEMENT contains the entire understanding between the Parties with respect to Non-Circumvention, Non-Disclosure, and Confidentiality and any waiver, amendment or modification to THIS AGREEMENT will be subject to the above conditions and must be attached hereto.

Survival
Upon execution of THIS AGREEMENT by signatures below, the Parties agree that any individual, firm, company, associates, corporations, joint ventures, partnerships, divisions, subsidiaries, employees, agents, heirs, assigns, designees or consultants of which the signee is an agent, officer, heir, successor, assign, or designee is bound by the terms of THIS AGREEMENT.

Severability
The invalidity or unenforceability of any particular provision of THIS AGREEMENT shall not, to the extent possible, affect the other provisions hereof, and THIS AGREEMENT shall, to the extent possible, be construed and enforced in all respects as if such invalid or unenforceable provision had not been contained herein. AGREEMENT. This paragraph in no manner affects the aforementioned Non-Circumvention paragraph.

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Authority
BY SETTING FORTH MY HAND BELOW I WARRANT THAT I HAVE COMPLETE AUTHORITY TO ENTER INTO THIS AGREEMENT.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered as of February 15, 2009.

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